Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, Ameren Corporation, a Missouri corporation (the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement or registration statements on an appropriate form and any amendments thereto, which may be jointly filed with subsidiaries of the Company (the “Subsidiary Registrants”), registering (in addition to securities that may be registered by the Subsidiary Registrants) an unspecified aggregate amount of securities which may be in the form of senior unsecured debt securities, subordinated debt securities, common stock, preferred stock, stock purchase contracts, stock purchase units, and other preferred and common equity-linked securities including warrants, rights and options, any of which may be convertible into, or exchangeable for, other securities of the Company or one or more of the Subsidiary Registrants, or a combination thereof, as authorized by the Company’s Board of Directors on December 8, 2017; and

WHEREAS, each of the below undersigned is a director of the Company;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Warner L. Baxter and/or Martin J. Lyons, Jr. and/or Gregory L. Nelson and/or Bruce A. Steinke the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said registration statement(s) and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation, and hereby ratify and confirm all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 8th day of December, 2017:

Warner L. Baxter, Director	/s/ Warner L. Baxter

Catherine S. Brune, Director	/s/ Catherine S. Brune

J. Edward Coleman, Director	/s/ J. Edward Coleman

Ellen M. Fitzsimmons, Director	/s/ Ellen M. Fitzsimmons

Rafael Flores, Director	/s/ Rafael Flores

Walter J. Galvin, Director	/s/ Walter J. Galvin

Richard J. Harshman, Director	/s/ Richard J. Harshman

Gayle P. W. Jackson, Director	/s/ Gayle P. W. Jackson

James C. Johnson, Director	/s/ James C. Johnson

Steven H. Lipstein, Director	/s/ Steven H. Lipstein

Stephen R. Wilson, Director	/s/ Stephen R. Wilson